Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-191239) of our reports dated February 12, 2014, relating to the consolidated financial statements and consolidated financial statement schedule of Comcast Corporation, and the effectiveness of Comcast Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

February 19, 2014